        Exhibit 2.2

AGREEMENT AND FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT
This AGREEMENT AND FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “First Amendment”) is dated as of August 15, 2023 (the “Amendment Execution Date”), by and among Novo Oil & Gas Legacy Holdings, LLC, a Delaware limited liability company (“Novo Legacy Holdings”), Novo Intermediate, LLC, a Delaware limited liability company (together with Novo Legacy Holdings, each a “Seller” and collectively, “Sellers”), Novo Oil & Gas Holdings, LLC, a Delaware limited liability company (the “Company”), and Earthstone Energy Holdings, LLC, a Delaware limited liability company (“Purchaser”). Each Seller, Company, and Purchaser are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”
RECITALS
A.    The Parties entered into that certain Securities Purchase Agreement dated June 14, 2023 (as amended by this First Amendment, and as may be further amended from time to time, the “Purchase Agreement”), whereby, among other things, Sellers agreed to sell, and Purchaser agreed to acquire, the Subject Securities.
B.    The Parties desire to amend the Purchase Agreement and to set forth certain covenants and agreements with respect to certain regulatory matters pertaining to the operation of the Company, in each case, as more specifically set forth in this Amendment.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions, and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:
1.    Defined Terms. Capitalized terms used but not defined in this First Amendment shall have the meanings ascribed to them in the Purchase Agreement.
2.    Amendment to Section 2.7(b) of the Purchase Agreement. The last sentence in Section 2.7(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Within five (5) Business Days after the earlier of (A) the expiration of the Dispute Period without delivery of a Dispute Notice or (B) the date on which the Parties or the Accounting Referee finally determine the Adjusted Purchase Price, (1) if the Adjusted Purchase Price, as finally determined pursuant to this Section 2.7, exceeds the sum of the Closing Payment, plus the Deposit, plus the Specified Matters Deposit Amount, plus the Defect Deposit (if any), Purchaser shall pay to the Persons as directed by Sellers’ Representative by wire transfer of immediately available funds to an account(s) designated by Sellers’ Representative in writing an amount in cash equal to such excess or (2) if the sum of the Closing Payment plus the Deposit, plus the Specified Matters Deposit Amount, plus the Defect Deposit (if any) exceeds the Adjusted Purchase Price, as finally determined pursuant to this Section 2.7, then Sellers shall collectively pay to Purchaser by wire transfer of immediately available funds to an account(s) designated by Purchaser in writing an amount in cash equal to such excess.”

3.    Amendment to Schedule 5.13(a) to the Purchase Agreement. Effective as of the Execution Date, Schedule 5.13(a)(g) to the Purchase Agreement is hereby amended and supplemented to include the following disclosure below the heading “Continuous Drilling/Development Obligations”:

Term
Agreement Number	Agreement Type	First Party	Second Party	Effective Date	(Years unless date noted)	Comments/Notes
DOP-00005	Unit Agreement	Commissioner of the General Land Office	Scala Energy Assets, LLC	6/5/2018	See agreement	Unit Agreement for Bluto State Unit 2312 supersedes continuous development and other language in the lease (and the development agreement the lease is subject to) contributed to the unit.

4.    Confirmation; Compliance with Purchase Agreement. The Parties acknowledge and agree that this Amendment amends and supplements the original terms of the Purchase Agreement, and that, except as otherwise provided herein, the Purchase Agreement shall continue in full force and effect in accordance with its terms. By executing this First Amendment, each of the Parties certifies on its own behalf that this First Amendment has been executed and delivered in compliance with Section 14.9 of the Purchase Agreement.
5.    Incorporation by Reference. Sections 1.2, 14.1, 14.2, 14.3, 14.4, 14.5, 14.6, 14.7, 14.8, 14.9, 14.10, 14.11, 14.12, 14.13, 14.14 and 14.16 of the Purchase Agreement are incorporated herein by reference and shall apply to the terms and provisions of this First Amendment and the Parties mutatis mutandis.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the Amendment Execution Date.

    SELLERS:

    Novo Oil & Gas Legacy Holdings, LLC

    By: /s/ Tim Fahler________________________
    Name:     Tim Fahler
    Title:     Chief Executive Officer

Novo Intermediate, LLC

    By: /s/ Tim Fahler________________________
    Name:     Tim Fahler
    Title:     Chief Executive Officer

    COMPANY:

Novo Oil & Gas Holdings, LLC

    By: /s/ Tim Fahler________________________
    Name:     Tim Fahler
    Title:     Chief Executive Officer

Signature Page to First Amendment to Purchase Agreement

    PURCHASER:

    Earthstone Energy Holdings, LLC

    By: /s/ Robert J. Anderson
    Name:     Robert J. Anderson
    Title:     President & Chief Executive Officer

Signature Page to First Amendment to Purchase Agreement